UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 26, 2009

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware                                                    1-9273                                                     75-1285071
   (State or Other Jurisdiction                                                           (Commission                                                   (IRS Employer
        of Incorporation)                                                           File Number)                                                 Identification No.)

4845 US Highway 271 N.
     Pittsburg, Texas                                                                      75686-0093
(Address of Principal Executive Offices)                                                                               (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 26, 2009, Pilgrim's Pride Corporation (the "Company") entered into a First Amendment (the "Amendment") to Amended and Restated Post-Petition Credit Agreement dated December 31, 2008 among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of Montreal, as agent, and the lenders party thereto (the "Credit Agreement").  The Amendment amends the definition of "EBITDAR" in the Credit Agreement to include, and permit the Company to incur, certain costs and charges, not to exceed $35 million, related to the idling of the Company's processing plants in Douglas, Georgia, El Dorado, Arkansas and Farmerville, Louisiana.

The above discussion is a summary of certain terms and conditions of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment. For the complete terms and conditions of the Amendment summarized in this report, please refer to the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On February 26, 2009, officers of the Company determined to implement a plan to idle the Company's Douglas, Georgia, El Dorado, Arkansas, and Farmerville, Louisiana chicken processing plants and to consolidate its protein salad production from its Franconia, Pennsylvania facility to its processing facility in Moorefield, West Virginia.  The Company expects to complete these actions by mid-May, 2009. The idling of the three underperforming plants is intended to improve the Company's product mix by reducing commodity production and to significantly reduce costs in the midst of an industry-wide oversupply of chicken and weak consumer demand resulting from a national recession.

The Company expects to incur one-time, pre-tax restructuring charges of approximately $35 million, before any potential asset impairment charges. The Company expects to incur approximately $7 million in employee severance costs, with the remainder of the charges related to idling the facilities, including cleanup and equipment relocation costs, inventory charges, certain insurance reserves and potential lease termination costs. This total includes approximately $8 million of estimated non-cash restructuring costs.  The Company is currently assessing whether or not it will incur any impairment charge associated with these actions.  Upon completion of the restructuring actions noted above, pre-tax charges that are expected to result in cash expenditures are expected to be approximately $27 million.

Item 9.01.                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number                                                  Description

10.1
First Amendment to Amended and Restated Post-Petition Credit Agreement, dated as of February 26, 2009, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of Montreal, as agent, and the lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               PILGRIM'S PRIDE CORPORATION

Date:  March 4, 2009                                                                   By: /s/ Richard A. Cogdill
                              Richard A. Cogdill
                              Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number                                                        Description

10.1
First Amendment to Amended and Restated Post-Petition Credit Agreement, dated as of February 26, 2009, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Bank of Montreal, as agent, and the lenders party thereto.

DALDMS/657853.3